UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Liberty Media Corporation annual meeting of stockholders held on June 24, 2010, the following matters were voted on and approved by the stockholders of the Company:

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

John C. Malone	830,831,546	109,896,168	75,801,001

Robert R. Bennett	844,850,600	95,877,114	75,801,001

M. Ian G. Gilchrist	908,366,801	32,360,913	75,801,001

Andrea L. Wong	909,011,910	31,715,804	75,801,001

The foregoing nominees also served on the Company’s board of directors prior to the annual meeting.  The term of the following directors continued following the annual meeting:  Donne F. Fisher, Gregory B. Maffei, Evan D. Malone, David E. Rapley, M. LaVoy Robison and Larry E. Romrell.  Broker non-votes had no effect on voting for the election of directors.

2. Approval of 2010 Incentive Plan

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Liberty Media Corporation 2010 Incentive Plan	651,989,952	287,229,417	1,508,344	75,801,001

Broker non-votes had no effect on voting for the approval of the 2010 Incentive Plan.

3. Ratification of Auditors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010	1,010,196,174	5,510,026	822,515	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Pamela L. Coe
Name:	Pamela L. Coe
Title:	Vice President